UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): 6/30/2010

VERIFONE SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-32465

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

04-3692546
(IRS Employer Identification No.)

2099 Gateway Place, Suite 600
San Jose, CA 95110
(Address of principal executive offices, including zip code)

408-232-7800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

     VeriFone Systems, Inc. (the "Company") held its annual meeting of stockholders on June 30, 2010, and the following is the tabulation of the votes on proposals considered at that meeting:

1. The election of the following nine directors to serve a one-year term on the Company's board of directors:

Director	For	Withheld	Abstained	Broker Non-Vote

Robert W. Alspaugh	47,438,879	22,181,057	-	5,374,867
Douglas G. Bergeron	69,226,012	393,924	-	5,374,867
Dr. Leslie G. Denend	42,713,553	26,906,383	-	5,374,867
Alex W. Hart	68,769,989	849,947	-	5,374,867
Robert B. Henske	41,781,532	27,838,404	-	5,374,867
Richard A. McGinn	69,276,667	343,269	-	5,374,867
Eitan Raff	69,280,401	339,535	-	5,374,867
Charles R. Rinehart	47,435,193	22,184,743	-	5,374,867
Jeffrey E. Stiefler	42,711,076	26,908,860	-	5,374,867

2.	The ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending October 31, 2010 was approved by the following vote: 74,447,859 votes for; 516,697 votes against; and 30,247 votes abstained. There were no broker non-votes on this matter.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2010		VeriFone Systems, Inc.
	By:	/s/ Albert Liu
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Albert Liu
SVP, General Counsel & Corporate Secretary